UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2009
FIRST UNITED ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Georgia	000-53039	20-2497196

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4433 Lewis B. Collins Road, Pelham, Georgia	31779

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (229) 522-2822
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 9, 2009, First United Ethanol, LLC (“FUEL”) entered into a Non-Qualified Membership Unit Option Agreement (“Option Agreement”) with Mr. Murray Campbell, its Chief Executive Officer. The Option Agreement grants Mr. Campbell the option to purchase up to 1/2 of 1% of FUEL’s outstanding membership units, or 383 membership units, at a purchase price of $1,000 per unit.
On April 9, 2009, FUEL also entered into an amended Employment Agreement (“Employment Agreement”) with Murray Campbell for his services as its Chief Executive Officer. Under the amended Employment Agreement, Mr. Campbell’s annual base salary is $180,250 and he is eligible for an annual performance bonus of up to 20% of his annual base salary. Mr. Campbell will be entitled to participate fully in FUEL’s employee benefit plans and programs. Either Mr. Campbell or FUEL may terminate the agreement without cause upon 90 days advance notice to the other.
Item 9.01 Financial Statements and Exhibits.
(a) None.
(b) None.
(c) None.
(d)

Exhibit No.	Description

99.1	Employment Agreement between First United Ethanol, LLC and Murray Campbell dated April 9, 2009.

99.2	Non-Qualified Membership Unit Option Agreement between First United Ethanol, LLC and Murray Campbell dated April 9, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

Date: April 14, 2009	/s/ Lawrence Kamp
Lawrence Kamp, Chief Financial Officer